(letterhead)
                              ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To SVB Financial Services, Inc.

As independent public accountants, we hereby consent to the use of our report dated January 18, 1996 (except with regard to the matter discussed in Note 1, as to which the date is September 3, 1996) and to all references to our Firm included in or made a part of this amendment to Registration Statement on Form SB-2.

                                   /s/ Arthur Andersen LLP
                                   -----------------------
                                       Arthur Andersen


Roseland, New Jersey
November 4, 1996

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                          MAURO, SAVO, CAMERINO & GRANT
                               Counsellors at Law
                             77 North Bridge Street
                                  P.O. Box 1277
                          Somerville, New Jersey 08876
                                       ---
                                 (908) 526-0707
                            Telecopier (908) 725-8483



                                        November 4, 1996
SVB Financial Services, Inc.
103 West End Avenue
Somerville, NJ 08876

      Re:  Consent of Counsel
           Registration Statement Form SB-2

Dear Sirs:

     As Counsel to SVB Financial Services, Inc., we hereby consent to the use of our name in the Registration Statement on Form SB-2 in the section entitled "Legal Matters".

                                        Mauro, Savo, Camerino &Grant

                                        By:/s/ Mark F. Strauss
                                               ----------------
                                               Mark F. Strauss
                                               Counsel